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                                                                      Exhibit 21


                          Subsidiaries of the Company

Set forth below is information concerning the Company's (MRG) subsidiaries and their respective ownership.


                                       Jurisdiction             Percentage
Name                                   and Form                 of Ownership
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Circus Circus Casinos, Inc.(1)         Nevada corporation        100% MRG
Slots-A-Fun, Inc.(2)                   Nevada corporation        100% MRG
Edgewater Hotel Corporation(3)         Nevada corporation        100% MRG
Colorado Belle Corp.(4)                Nevada corporation        100% MRG
New Castle Corp.(5)                    Nevada corporation        100% MRG
Ramparts, Inc.(6)                      Nevada corporation        100% MRG
Circus Circus Mississippi, Inc.(7)     Mississippi corporation   100% MRG
Mandalay Corp.   (8)                   Nevada corporation        100% MRG
Mandalay Development                   Nevada corporation        100% MRG
Ramparts International ("RI")          Nevada corporation        100% MRG
Galleon, Inc.("GI")                    Nevada corporation        100% MRG
M.S.E. Investments,
   Incorporated  ("MSE")               Nevada corporation        100% MRG
Last Chance Investments,
   Incorporated ("LCI")                Nevada corporation        100% MRG
Goldstrike Investments,
   Incorporated ("GSI")                Nevada corporation        100% MRG
Diamond Gold, Inc. ("DGI")             Nevada corporation        100% MRG
Oasis Development Company,
   Inc. ("ODC")                        Nevada corporation        100% MRG
Circus Circus Leasing, Inc.            Nevada corporation       78.7% MRG
Circus Circus Michigan, Inc.("CCM")    Michigan corporation      100% MRG
Go Vegas                               Nevada corporation        100% MRG
Mandalay Marketing and Events          Nevada corporation        100% MRG
Circus Circus New Jersey, Inc.         New Jersey corporation    100% MRG
Gold Strike Aviation, Incorporated     Nevada corporation        100% MRG
Goldstrike Finance Company, Inc.       Nevada corporation        100% MRG
Goldstrike Resorts, Inc.               Nevada corporation        100% MRG
Mandalay Vacation Resorts              Nevada corporation        100% MRG
New Dirt, Inc.                         Nevada corporation        100% MRG
Pinkless, Inc.                         Nevada corporation        100% MRG
Railroad Pass Investment Group
   ("RPIG")(9)                         Nevada partnership         70% MSE
                                                                  20% LCI
                                                                  10% GSI
Jean Development Company
   ("JDC")(10)                         Nevada partnership         40% MSE
                                                                  40% LCI
                                                                  20% GSI
Jean Development West ("JDW")(11)      Nevada partnership         40% MSE
                                                                  40% LCI
                                                                  12% GSI
                                                                   8% DGI
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Gold Strike Fuel Company               Nevada partnership       16 2/3% MSE
                                                                16 2/3% LCI
                                                                16 2/3% GSI
                                                                    50% ODC
Jean Fuel Company West                 Nevada partnership           40% MSE
                                                                    40% LCI
                                                                    12% GSI
                                                                     8% ODC
Nevada Landing Partnership ("NLP")     Illinois partnership         40% MSE
                                                                    40% LSI
                                                                     5% GSI
                                                                    15% DGI
Gold Strike L.V. ("GSLV")              Nevada partnership           52% MSE
                                                                    39% LCI
                                                                   6.5% GSI
                                                                   2.5% DGI
Jean Development North ("JDN")         Nevada partnership         47.5% MSE
                                                                  38.5% LCI
                                                                     5% GSI
                                                                     9% DGI
Lakeview Gaming Partnerships
  Joint Venture                        Nevada partnership           25% RPIG
                                                                    25% JDC
                                                                    25% JDN
                                                                    25% JDW
Pine Hills Development II ("PHDII")    Mississippi partnership      58% MSE
                                                                    32% LCI
                                                                   7.5% GSI
                                                                   2.5% DGI

Other Interests:

Circus and Eldorado Joint Venture      Nevada partnership           50% GI
Detroit Entertainment, L.L.C.          Michigan limited
                                       liability company          53.5% CCM
Victoria Partners                      Nevada partnership           50% GSLV
Elgin Riverboat Resort                 Illinois partnership         50% NLP
Pine Hills Development                 Mississippi partnership      90% PHDII
Ramparts International PTE Ltd.        Singapore corporation       100% RI
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(1)  Doing business as Circus Circus Hotel and Casino-Las Vegas and
     Circus Circus Hotel and Casino-Reno.

(2)  Doing business as Slots-A-Fun Casino.

(3)  Doing business as Edgewater Hotel and Casino.

(4)  Doing business as Colorado Belle Hotel and Casino.

(5)  Doing business as Excalibur Hotel and Casino.

(6)  Doing business as Luxor Hotel and Casino.

(7)  Doing business as Gold Strike Casino Resort.

(8)  Doing business as Mandalay Bay Resort and Casino

(9)  Doing business as Railroad Pass Hotel and Casino.

(10) Doing business as Gold Strike Hotel and Gambling Hall.

(11) Doing business as Nevada Landing Hotel and Casino.